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                                                                  EXHIBIT 1.1


                       SENSORMATIC ELECTRONICS CORPORATION

     6,000,000 Depositary Shares Each Representing a One-Tenth Interest in a
                   Share of 6 1/2% Convertible Preferred Stock

                               PURCHASE AGREEMENT

                                  April 6, 1998

BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
SCHRODER & CO. INC.
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y. 10167

Ladies and Gentlemen:

         Sensormatic Electronics Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Initial Purchasers named in Schedule I hereto (the "Initial Purchasers") an aggregate of 6,000,000 Depositary Shares (the "Depositary Shares"), each representing a one-tenth interest in a share of its 6 1/2% Convertible Preferred Stock, par value $0.01 (the "Preferred Stock"). The Preferred Stock and the related Depositary Shares are to be authorized and issued pursuant to the provisions of a Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional or Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions (the "Certificate of Designations") to be filed with the Secretary of State of the State of Delaware. BankBoston, N.A. will be the transfer agent and registrar for the Preferred Stock and will also act as the "Depositary Agent" for the Depositary Shares.

         1. ISSUANCE OF SECURITIES. The Company proposes to, upon the terms and subject to the conditions set forth herein, issue and sell to the Initial Purchasers 6,000,000 Depositary Shares (the "Firm Shares"). In addition, the Company proposes to grant to the Initial Purchasers an option, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, to purchase up to an additional 900,000 Depositary Shares (the "Additional Shares," and together with the Firm Shares, the "Company Shares"). The Firm Shares, any Additional Shares and the Preferred Stock are collectively referred to herein as the "Securities."

         For purposes of this Purchase Agreement (this "Agreement"), capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Certificate of Designations. Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act (as defined herein), the Securities



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(and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

                  "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS),
                  (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

         2. OFFERING. The Company Shares will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering memorandum, dated March 26, 1998 (the "Preliminary Offering Memorandum"), and a final offering memorandum, dated April 6, 1998 (the "Offering Memorandum"), relating to the Company and the Securities.

         The Shares have not been registered under the Securities Act, and are being sold in reliance on exemptions from or in transactions not subject to the registration requirements of the



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Securities Act, including sales (i) made in the United States to "qualified institutional buyers" as defined in, and in reliance on, Rule 144A under the Securities Act ("Rule 144A"), or (ii) made in the United States to a limited number of persons who have represented to the Company that they are institutional "accredited investors" referred to in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

         The Initial Purchasers have advised the Company that the Initial Purchasers will make offers of sale (the "Exempt Resales") of the Company Shares, on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom any of the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Securities Act ("QIBs"), and to a limited number of persons who have represented to the Company that they are institutional "accredited investors" referred to in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (each, an "Accredited Investor"). The QIBs and the Accredited Investors are referred to herein as the "Eligible Purchasers." The Initial Purchasers will offer the Securities to such Eligible Purchasers initially at the price per share set forth in the Offering Memorandum. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Securities will have the registration rights set forth in a Registration Rights Agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing Date (as defined below), for so long as such Securities constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Securities, and to the sale by certain holders of Common Stock of the Company received in connection with conversion of the Preferred Stock or received in payment of dividends on the Preferred Stock, and to use its best efforts to cause the Shelf Registration Statement to be declared effective. This Agreement, the Certificate of Designations, the Securities, the Registration Rights Agreement and the Deposit Agreement (as defined in the Registration Rights Agreement) are hereinafter sometimes referred to collectively as the "Operative Documents."

         3. PURCHASE, SALE AND DELIVERY. (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the number of Firm Shares set forth opposite their respective names in Schedule I hereto. The purchase price for the Firm Shares shall be as indicated in the Offering Memorandum.

                  (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Initial Purchasers the option to purchase, severally and not jointly, up to an aggregate of 900,000 Additional Shares, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Initial Purchasers, at the same purchase price to be paid by the Initial Purchasers to the Company for the Firm Shares as set forth in Section 3(a).




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This option may be exercised at any time, in whole or in part, on or before the
30th day following the date of the Offering Memorandum, by written notice by Bear, Stearns & Co., Inc. ("Bear Stearns"), on behalf of the Initial Purchasers, to the Company. Such notice shall set forth the aggregate number of Additional Shares to be purchased pursuant to the option and the date and time when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided that the Additional Closing Date shall not be earlier than (x) the Closing Date or (y) the second full business day after the date on which the option shall have been exercised, nor later than the eighth full business day after the date on which the option shall have been exercised (unless such date and time are postponed in accordance with Section 10 hereof). Upon any exercise of the option, the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the number of Additional Shares that bears the same proportion to the aggregate number of Firm Shares set forth opposite the name of such Initial Purchaser in
Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares, subject to such adjustments to eliminate fractional Depositary Shares as Bear Stearns, on behalf of the Initial Purchasers, in its sole discretion may make.

                  (c) Payment of the purchase price for, and delivery of, the Firm Shares will be made at the offices of Christy & Viener, New York, New York, at 9:30 a.m. (New York time) on April 13, 1998, unless postponed in accordance with Section 10 hereof, or such other time and date as may be mutually agreed in writing between the Initial Purchasers and the Company (the time and date of such payment and delivery being herein called the "Closing Date").

                  (d) Payment of the purchase price for, and delivery of, any Additional Shares to be purchased by the Initial Purchasers will be made at the offices of Christy & Viener, New York, New York, at such time and on the Additional Closing Date.

                  (e) The Firm Shares and any Additional Shares to be purchased hereunder shall initially be issued in the form of one or more global certificates (the "Global Securities"), registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"), having a liquidation preference corresponding to the aggregate liquidation preference of the Firm Shares and the Additional Shares, as the case may be. The Global Securities shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), in each case with the transfer taxes payable upon initial issuance thereof, if any, duly paid by the Company, against payment of the purchase price by wire transfer of immediately available funds to the order of the Company. The Global Securities shall be made available to the Initial Purchasers for inspection no later than 9:30 a.m. (New York time) on the business day immediately preceding the Closing Date.

         4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

                  (a) The Offering Memorandum, as of the date hereof and as of the Closing Date and as of any Additional Closing Date is and will be accurate in all material respects, does not and will not contain an untrue statement of a material fact and does not and will not omit to




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state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Preliminary Offering Memorandum, as of the date thereof, was accurate in all material respects, did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this Section 4(a), however, with respect to any information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchasers expressly for use in connection with the preparation thereof.

                  (b) When the Company Shares are issued and delivered pursuant to this Agreement, neither the Preferred Stock nor the Company Shares will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act, or that are quoted in a United States automated inter-dealer quotation system.

                  (c) The Company and each of its subsidiaries (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, (ii) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and (iii) is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification EXCEPT, with respect to this clause (iii), where the failure to be so qualified or in good standing does not and could not reasonably be expected to (x) individually or in the aggregate, result in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Securities pursuant hereto or (z) in any manner draw into question the validity of this Agreement or any other Operative Documents (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

                  (d) All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. At December 31, 1997, after giving effect to the issuance and sale of the Preferred Stock (and the related Depositary Shares) pursuant hereto, the Company had an authorized and outstanding consolidated capitalization as set forth in the Offering Memorandum under the caption "Capitalization."

                  (e) Except as set forth in the Offering Memorandum, there are not, as of the date hereof and will not be as a result of the Offering, any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its subsidiaries.




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                  (f) The Company has all requisite corporate power and
authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein and therein.

                  (g) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, EXCEPT insofar as certain provisions may be limited by applicable law or equitable principles and subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

                  (h) The shares of Preferred Stock (and the related Depositary Shares) have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company pursuant to this Agreement and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and entitled to the rights, privileges and preferences set forth in the Certificate of Designations, and the issuance of such shares of Preferred Stock (and the related Depositary Shares) will not be subject to any preemptive or similar rights. The Preferred Stock (and the related Depositary Shares) will conform in all material respects with the description thereof in the Offering Memorandum.

                  (i) The Certificate of Designations has been duly authorized by all necessary corporate action (including any stockholder action) and, on the Closing Date will have been duly executed by the Company and filed with the Secretary of State of the State of Delaware and will conform in all material respects to the description thereof in the Offering Memorandum.

                  (j) Each of the Registration Rights Agreement and the Deposit Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and limitations on the validity or enforceability of certain provisions set forth therein. The Offering Memorandum contains a fair summary of the material terms of the Registration Rights Agreement and the Deposit Agreement.

                  (k) None of the Company or any of its subsidiaries is and, after giving effect to the Offering, will not be (i) in violation of its charter or bylaws, (ii) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (iii) in violation of any local, state or federal law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, the orders of the Federal Trade Commission dated April 18, 1995 and January 21, 1998, respectively, the Cease and Desist Order of the Commission dated March 25, 1998, the rules and regulations of the Federal




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Communications Commission (the "FCC"), and environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to the Company or any of its subsidiaries or any of their assets or properties (whether owned or leased) OTHER THAN, in the case of clauses (ii) and (iii), any default or violation (A) that could not reasonably be expected to have a Material Adverse Effect or (B) which was disclosed in the Offering Memorandum. To the best knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument that could reasonably be expected to result in a Material Adverse Effect, except as disclosed in the Offering Memorandum.

                  (l) None of (i) the execution, delivery or performance by the Company of this Agreement and the other Operative Documents, (ii) the issuance and sale of the Securities, (iii) the performance by the Company of its obligations under this Agreement and the other Operative Documents and (iv) the consummation of the transactions contemplated by this Agreement and the other Operative Documents violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in any imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (A) the charter or bylaws of the Company or any of its subsidiaries, (B) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (C) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective assets or properties or (D) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or its subsidiaries or any of their assets or properties, EXCEPT in the case of clauses (B), (C) and
(D) for such violations, conflicts, breaches, defaults, consents, impositions of liens or accelerations that (1) could not singly, or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) were disclosed in the Offering Memorandum. Other than as described in the Offering Memorandum, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (i) any court or governmental agency body or administrative agency (including, without limitation, the FCC) or
(ii) any other person is required for (A) the execution, delivery and performance by the Company of this Agreement and the other Operative Documents, or (B) the issuance and sale of the Securities and the transactions contemplated hereby and thereby, EXCEPT (x) such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act and state securities or Blue Sky laws and regulations or such as may be required by the NASD or (y) where the failure to obtain any such consent, approval, authorization or order of, or filing, registration, qualification, license or permit could not reasonably be expected to result in a Material Adverse Effect.

                  (m) There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company or any of its subsidiaries, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any




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governmental body or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries are or may be subject that, either individually or in the aggregate (x) is required to be disclosed in the Preliminary Offering Memorandum and the Offering Memorandum and that is not so disclosed, or (y) could reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect.

                  (n) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Preferred Stock (and the related Depositary Shares) or prevents or suspends the use of the Offering Memorandum; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Preferred Stock (and the related Depositary Shares) or prevents or suspends the sale of the Preferred Stock (and the related Depositary Shares) in any jurisdiction referred to in Section 5(c) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                  (o) Except as set forth in the Offering Memorandum, there is
(i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its subsidiaries that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To the best knowledge of the Company, no collective bargaining organizing activities are taking place with respect to the Company and its subsidiaries that could reasonably be expected to result in a Material Adverse Effect. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws or
(C) any provision of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder, which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  (p) None of the Company or any of its subsidiaries has violated any environmental, safety or similar law or regulation applicable to it or its business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permit, license or other approval required of it under applicable Environmental Laws or is violating any term or condition of such permit, license or approval which could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.





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                  (q) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, (ii) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee, (iii) all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all federal, state and local authorities (including, without limitation, the FCC), all self-regulatory authorities and all courts and other tribunals (each an "Authorization") necessary to engage in the business conducted by any of them in the manner described in the Offering Memorandum and (iv) no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Authorization, EXCEPT as described in the Offering Memorandum or as could not reasonably be expected to result in a Material Adverse Effect. Except where the failure to be in full force and effect would not have a Material Adverse Effect, all such Authorizations are valid and in full force and effect and each of the Company and subsidiaries is in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities having jurisdiction with respect thereto. Except as could not reasonably be expected to result in a Material Adverse Effect, all material leases to which the Company and its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries has occurred and is continuing thereunder and, to the best knowledge of the Company and its subsidiaries, no material defaults by the landlord are existing under such lease.

                  (r) Each of the Company and its subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses (including all FCC, state, local or other jurisdictional regulatory licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently used by it in connection with the businesses now operated by it or which are proposed to be operated by it. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on or otherwise contravene the rights of any person, nor has the Company or any of its subsidiaries received any notice of any infringement of or conflict with asserted rights of others with respect to any of the foregoing, EXCEPT as could not reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, all of the software included in the Intellectual Property (the "SOFTWARE") (i) will continue to operate and produce data after December 31, 1999, accurately and without delay, interruption or error relating to the fact that the time at which and the date on which the Software is operating is after December 31, 1999 or that the year 2000 is a leap year; and
(ii) will not cause any interruption in normal business operations of the Company and its subsidiaries whether before, on or after December 31, 1999.

                  (s) None of the Company or any of its subsidiaries, or to the best knowledge of the Company, any of their respective officers, directors, partners, employees, agents or affiliates or any other person acting on behalf of the Company or any of its subsidiaries has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal




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price concessions to customers or agents of a customer or supplier, official or employee of any governmental agency (domestic or foreign), instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is or may be in a position to help or hinder the business of the Company or any of its subsidiaries (or assist the Company or any of its subsidiaries in connection with any action or proposed transaction) which (i) might subject the Company or any of its subsidiaries, or any other individual or entity, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign),
(ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company or any of its subsidiaries, or
(iii) if not continued in the future, might have a Material Adverse Effect.

                  (t) All material tax returns required to be filed by the Company and each of its subsidiaries in all jurisdictions have been so filed. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. To the knowledge of the Company, there are no material proposed additional tax assessments against the Company, the assets or property of the Company or any of its subsidiaries.

                  (u) None of the Company or any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (ii) a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (v) Except as disclosed in the Offering Memorandum, there are no holders of securities of the Company or its subsidiaries who, by reason of the execution by the Company of this Agreement or any other Operative Documents to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Securities Act or analogous foreign laws and regulations securities held by them.

                  (w) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

                  (x) Each of the Company and its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof, subject only to changes made in the ordinary course of business, consistent with past practice, which do not, singly or in the aggregate, materially alter the coverage thereunder or the risks covered thereby.

                  (y) None of the Company or any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person (other than the Initial Purchasers) any compensation for soliciting purchases of the Preferred Stock (and the related Depositary Shares) or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (z) No registration under the Securities Act of the Preferred Stock (and the related Depositary Shares) is required for the sale of the Preferred Stock (and the related Depositary Shares) to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Preferred Stock (and the related Depositary Shares) in the Exempt Resales are either QIBs or Accredited Investors and (ii) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Preferred Stock (and the related Depositary Shares) to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than the Initial Purchasers, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Preferred Stock (and the related Depositary Shares) or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Preferred Stock (and the related Depositary Shares) have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

                  (aa) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Securities Act.

                  (bb) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, (i) none of the Company or any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, nor entered into any material transaction not in the ordinary course of business, (ii) there has not been, singly or in the aggregate, any change or development, which could reasonably be expected to result in a Material Adverse Effect and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (cc) None of the Company or any of its subsidiaries or any agent thereof acting on behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R.
Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part
224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

                  (dd) To the best knowledge of the Company, Ernst & Young, L.L.P., the accountants who have audited and have reported on the consolidated financial statements for each of the three fiscal years in the period ended June 30, 1997 (the "Audited Financial Statements"), included as part of the Offering Memorandum, are independent public accountants. The Audited Financial Statements and the unaudited financial statements for the six-month periods ended December 31, 1997 and 1996 included in the Offering Memorandum comply as to form in all material respects with the applicable accounting requirements for registration statements under the Securities Act and the related rules and regulations thereunder, and present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the respective dates and for the respective periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles on a consistent basis throughout the periods presented. The other financial information and data included in the Offering Memorandum are accurately presented in all material respects and prepared on a basis consistent with the financial statements included in the Offering Memorandum and the books and records of the Company and its subsidiaries, as applicable.

                  (ee) Except pursuant to this Agreement, there are no contracts, agreements or understandings between the Company and any other person that would give rise to a valid claim against the Company or any of the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Securities.

                  (ff) The inventories of raw materials, work-in-process and finished goods (collectively the "Inventory") shown on the Financial Statements consist of items of a quality and quantity useable and saleable in the ordinary course of business by the Company, except for obsolete and slow-moving items and items below standard quality, all of which have been written down on the books of the Company to net realizable value, or have been provided for by adequate reserves. All items included in the Inventory are the property of the Company and in the Company's possession, except for Inventory sold in the ordinary course of business since December 31, 1997, and inventory in the possession of suppliers or customers in the ordinary course of business.

                  (gg) All of the accounts receivable of the Company as set forth in the Financial Statements (collectively, the "Accounts"), and all papers and documents relating thereto, are genuine and in all respects what they purport to be, and each such Account is valid and subsisting and arises out of a bona fide sale or lease of goods sold or leased and delivered to, or out of and for services theretofore actually rendered by the Company to, the account debtor named in such Account EXCEPT as could not reasonably be expected to result in a Material Adverse Effect.

                  (hh) None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on behalf of any such person (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has engaged, or will engage, in any direct selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

                  (ii) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or Counsel for the Initial Purchasers (as defined below) shall be deemed to be a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

         The Company acknowledges that each of the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 7 hereof, counsel to the Company and Counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Initial Purchasers that:

                  (a) If at any time prior to the Closing Date or any Additional Closing Date any event shall have occurred as a result of which the Preliminary Offering Memorandum or the Offering Memorandum, as then amended or supplemented, would in the judgment of the Initial Purchasers or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated there-in or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify the Initial Purchasers promptly and prepare and deliver to the Representative on behalf of the Initial Purchasers an amendment or supplement (in form and substance satisfactory to the Initial Purchasers) which will correct such statement or omission.

                  (b) The Company will promptly deliver to the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments of and supplements thereto as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum and all amendments of and supplements thereto by the Initial Purchasers in connection with Exempt Resales.

                  (c) The Company will endeavor in good faith, in cooperation with the Initial Purchasers, to qualify the Company Shares for offering and sale under the securities and legal investment laws relating to the offering or sale of the Company Shares of such jurisdictions as the Initial Purchasers may designate and to maintain such qualification in effect for so long as required for the Exempt Resales; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

                  (d) The Company will apply the proceeds from the sale of the Company Shares as set forth under "Use of Proceeds" in the Offering Memorandum.

                  (e) The Company will use its best efforts to cause the Company Shares to be designated Private Offerings, Resales and Trading through Automated Linkage ("PORTAL") market securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. relating to trading on the PORTAL market.

                  (f) The Company shall (whether or not it shall then be required to do so) timely file with the Commission such information, documents and reports that a corporation subject to Section 13 or 15(d) of the Exchange Act is required to file. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of registration statements on Forms S-2 and S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to continue to qualify for the use of Forms S-2 and S-3. The Company acknowledges and agrees that the purposes of the requirements contained in this paragraph (f) are (i) to enable any holder of the Securities to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act should such holder ever wish to dispose of any of the Securities without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision) and (ii) to qualify the Company for the use of registration statements on Forms S-2 and S-3.

                  (g) During the period of 90 days from the date of the Offering Memorandum, the Company will not, without prior written consent of Bear Stearns, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), other than the Company's sale of the Company Shares hereunder and the Company's issuance of Common Stock upon the exercise of presently outstanding stock options and conversion of the Preferred Stock.

                  (h) None of the Company, its subsidiaries or affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will solicit any offer to buy or offer or sell the Company Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

                  (j) During the period from the Closing Date until three years after the Closing Date, the Company and its subsidiaries will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Securities
Act) to, resell any of the Company Shares that have been reacquired by them, except for Company Shares purchased by the Company and its subsidiaries or any of their affiliates and resold in a transaction registered under the Securities Act.

                  (k) None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on behalf of any such person (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has engaged in any direct selling efforts (as such term is defined in Regulation S) or will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Company Shares in a manner that would require the registration of the sale of the Company Shares under the Securities Act, or take any other action that would result in the Exempt Resales not being exempt from registration under the Securities Act.

         6. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Preliminary Offering Memorandum and the Offering Memorandum and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the other Operative Documents and any related agreement among underwriters, intersyndicate agreement or selling agreement) and all other documents related to the offering of the Securities (including those supplied to the Initial Purchasers in quantities provided for herein), (ii) the issuance, transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the qualification of the Securities under state or foreign legal investment, securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of Counsel for the Initial Purchasers and such counsel's disbursements in relation thereto, (iv) the cost and charges of the Depositary Agent and any transfer agent or registrar, (v) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vi) all expenses and listing fees in connection with the application for quotation of the Company Shares in PORTAL, (vii) the costs and charges in connection with the approval of the Securities by DTC for "book entry" transfer,
(viii) rating the Securities by rating agencies (ix) the performance of the Company under this Agreement and the Operative Documents, and (x) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Securities (other than out-of-pocket expenses incurred by the Initial Purchasers for travel, meals and lodgings).

         7. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7 "Closing Date" shall refer to the Closing Date and any Additional Closing Date, if different), to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers or to Hughes & Luce, L.L.P., Dallas, Texas ("Counsel for the Initial Purchasers") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) At the Closing Date the Initial Purchasers shall have received the opinion of Christy & Viener, New York, New York, counsel for the Company, dated the Closing Date, addressed to the Initial Purchasers and in form and substance satisfactory to Counsel for the Initial Purchasers, to the effect that:

                           (i) Each of the Company and each of its United States
                  subsidiaries that would constitute a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission, or any successor rule ("Significant Subsidiaries") (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (B) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect; and (C) to the knowledge of such counsel, has all requisite corporate power and authority, and all material consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, necessary to own, lease, license and operate its properties and conduct its business as now being conducted and as described in the Offering Memorandum, EXCEPT as could not be reasonably expected to have a Material Adverse Effect.

                           (ii) The Company has all requisite corporate power
                  and authority to execute, deliver and perform its obligations under this Agreement and the Operative Documents, and to consummate the transactions contemplated hereby and thereby, including (without limitation) (A) the issuance, sale and delivery of the Securities hereunder and (B) the filing of the Shelf Registration Statement under and as defined in the Registration Rights Agreement.

                           (iii) The execution, delivery, and performance of
                  this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound, (B) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or, to the knowledge of such counsel, any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets or (C) to the knowledge of such counsel, require any consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except (in the case of clause (C) above) for any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been made or obtained, as may be required under state securities or Blue Sky laws and regulations, or such as may be required by the NASD, in connection with the purchase and distribution of the Securities by the Initial Purchasers (as to which such counsel need express no opinion) or such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Securities Act, and EXCEPT (in the case of clauses (A), (B) and (C)) as could not singly, or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                           (iv) This Agreement and each of the other Operative
                  Documents, and the transactions contemplated herein and therein, have been duly and validly authorized by the Company. This Agreement and each of the other Operative Documents has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, EXCEPT insofar as indemnification and contribution provisions may be limited by applicable law, or equitable principles or public policy, and subject to (x) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (y) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                           (v) To such counsel's knowledge, there is no
                  litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Offering Memorandum which has not been fairly and accurately disclosed therein.

                           (vi) The Company has an authorized capital stock as
                  set forth in the Offering Memorandum. All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. All of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly issued, are fully paid and nonassessable, were not issued and are not now in violation of any preemptive rights, and, to the knowledge of such counsel, are owned directly or indirectly by the Company, free and clear of any lien, claim, encumbrance, security interest, restriction on transfer, shareholders' agreement, voting trust or other preferential arrangement or defect of title whatsoever.

                           (vii) The Securities have been duly and validly
                  authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights.

                           (viii) The information in the Offering Memorandum
                  under the headings "Description of Preferred Stock" and "Description of Depositary Shares," to the extent that it constitutes a matter of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                           (ix) The information in the Offering Memorandum under
                  the heading "Certain Federal Income Tax Considerations," to the extent that it constitutes a matter of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                           (x) The statements in the Offering Memorandum under
                  the heading "Notices to Investors," insofar as they purport to summarize matters of United States federal law, is correct in all material respects.

                           (xi) It is not necessary in connection with (a) the
                  offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum or (b) the initial resale of the Securities by the Initial Purchasers in the manner contemplated in this Agreement and the Offering Memorandum to register the issuance of the Securities under the Securities Act, it being understood that no opinion need be expressed as to any subsequent resale of any Security.

                           (xii) The shares of Common Stock issuable upon
                  conversion of the Preferred Stock have been duly authorized by the Company and, when issued and delivered upon such conversion in accordance with the terms and provisions of the Preferred Stock and the Certificate of Designations (assuming payment for and delivery of the Company Shares in accordance with this Agreement), will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable on conversion of the Preferred Stock at the initial conversion price set forth in the Certificate of Designations have been reserved for issuance and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for such issuance of Common Stock.

                           (xiii) To such counsel's knowledge, no holders of
                  securities of the Company have rights which have not been satisfied or waived to the registration of shares of capital stock or other securities of the Company because of the filing of the Shelf Registration Statement (as such terms are defined in the Offering Memorandum) by the Company or the respective offerings contemplated thereby.

                           (xiv) Except as disclosed in the Offering Memorandum
                  and this Agreement, to such counsel's knowledge, except for stock options outstanding pursuant to the Company's existing stock incentive plans, and stock options and other awards that may be granted under such plans, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                           (xv) In addition, such opinion shall also contain a
                  statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Initial Purchasers at which the contents and the Offering Memorandum and related matters were discussed and, on the basis of the foregoing, nothing has come to the attention of such counsel which would lead such counsel to believe that the Offering Memorandum on the date hereof or at any time through the Closing Date contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not independently verified the accuracy, completeness or fairness of such statements and that such counsel need express no belief or opinion with respect to the Financial Statements and schedules and other financial data included therein).

                  In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Counsel for the Initial Purchasers) of other counsel reasonably acceptable to Counsel for the Initial Purchasers familiar with the applicable laws, (y) to the extent they deem proper, as to factual matters upon, and as to materiality of any matter to a large extent upon, facts and information provided to such counsel by officers and other representatives of the Company and (z) certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Counsel for the Initial Purchasers. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Initial Purchasers and they are justified in relying thereon.

                  (b) All proceedings taken in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and to Counsel for the Initial Purchasers, and the Initial Purchasers shall have received from said Counsel for the Initial Purchasers a favorable opinion, dated as of the Closing Date, with respect to the issuance and sale of the Securities, the Offering Memorandum and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to Counsel for the Initial Purchasers such documents as they may request for the purpose of enabling them to pass upon such matters.

                  (c) At the Closing Date the Initial Purchasers shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 4 hereof are accurate, (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the respective dates as of which information is given in the Offering Memorandum, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as disclosed in the Offering Memorandum.

                  (d) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received a customary comfort letter, from Ernst & Young LLP, independent accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers and Counsel for the Initial Purchasers with respect to the Financial Statements and certain financial information of the Company contained in the Offering Memorandum.

                  (e) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

                  (f) At the Closing Date, the Securities shall have been approved for quotation in the PORTAL.

                  (g) The Company shall have authorized, executed and filed the Certificate of Designations in accordance with Delaware law and each of the Initial Purchasers shall have received a certified copy thereof.

                  (h) The Company shall have entered into each of the Registration Rights Agreement and the Deposit Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

                  (i) The Company shall have deposited the Preferred Stock with the Depositary Agent pursuant to the terms of the Deposit Agreement.

         If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Initial Purchasers or to Counsel for the Initial Purchasers pursuant to this Section 7 shall not be in all material respects reasonably satisfactory in form and substance to Bear Stearns and to Counsel for the Initial Purchasers, all obligations of the Initial Purchasers hereunder may be canceled by the Initial Purchasers at, or at any time prior to, the Closing Date and the obligations of the Initial Purchasers to purchase the Additional Shares may be canceled by the Initial Purchasers at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

         8.       INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

                  (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or any related preliminary Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser expressly for use therein; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the underwriting discount applicable to the Company Shares purchased by such Initial Purchaser hereunder. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in paragraphs one, three and six and the sixth and seventh sentences of paragraph seven under the caption "Plan of Distribution" in the Offering Memorandum constitute the only information furnished in writing by any Initial Purchaser expressly for use in the Offering Memorandum or in any amendment thereof or supplement thereto, as the case may be.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the Securities Action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

         9. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers and directors of the Company) as incurred to which the Company and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Initial Purchasers respectively. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the underwriting discount applicable to the Company Shares purchased by such Initial Purchaser hereunder, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Company Shares purchased by it and sold in the Offering were offered to subsequent purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each of officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

         10.      DEFAULT BY AN INITIAL PURCHASER.

                  If one or more of the Initial Purchasers shall fail at the Closing Date or the Additional Closing Date to purchase the Company Shares which it is obligated to purchase under this Agreement (the "Defaulted Shares"), the non-defaulting Initial Purchaser(s) shall have the right, within 24 hours thereafter, to make arrangements for it or any other Initial Purchaser(s) to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchaser(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser(s).

                  No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchaser(s) or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

         11. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Initial Purchasers or any agent, representative or controlling person thereof or by or on behalf of the Company, any of its of officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Company Shares to and by the Initial Purchasers. The representations contained in Section 1 and the agreements contained in Sections 5, 8, 9 and 12(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

         12.      TERMINATION.

                  (a) Bear Stearns, on behalf of the Initial Purchasers, shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Initial Purchasers to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in Bear Stearns' opinion will in the immediate future materially disrupt the market for the Company's securities, or the United States or international securities markets, generally; or (B) if trading on the New York Stock Exchange shall have been suspended, or materially limited; or (C) if a banking moratorium has been declared by any United States federal or New York State authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; or (D) if any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act); or (E)(i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States, or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in Bear Stearns' judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Offering Memorandum.

                  (b) Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10 or 12(a) hereof), or if the sale of the Company Shares provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchasers, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Initial Purchasers in connection herewith.

         13. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Initial Purchaser, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to it c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Steven Parish, Senior Managing Director; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 951 Yamato Road, Boca Raton, Florida 33431-0700, Attention: Garrett
E. Pierce, Senior Vice President and Chief Financial Officer.

         14. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons, directors, officers, employees and agents referred to in
Section 8 and 9, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Company Shares from any of the Initial Purchasers.

         15.      GOVERNING LAW.

                  (a) This Agreement shall be governed by the laws of the State of New York.

                  (b) The Company hereby irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America sitting in the City of New York in any action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard in any such New York State or Federal court. The Company irrevocably waives, to the fullest extent it may do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and appoints CT Corporation Trust System with an office at 1633 Broadway, New York, New York 10019 as its authorized agent upon whom process may be served in any action arising out of or based upon this Agreement which may be instituted in any such court. The Company represents and warrants that such agent has agreed to act as its agent for service of process and agrees to take any and all actions including the filing of any and all documents or instruments (including the appointment of any successor agent, as necessary) that may be necessary to continue such appointment in effect. Nothing herein shall be construed to prevent or impair the right of any Initial Purchaser to serve process in any other manner permitted by law or to bring any action, suit or proceeding in any other jurisdiction.

                  [remainder of page intentionally left blank]

         If the foregoing correctly sets forth the understanding between the Initial Purchasers and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.



                                          Very truly yours,

                                          SENSORMATIC ELECTRONICS
                                            CORPORATION



                                          By: /s/ Garrett E. Pierce
                                              ---------------------------------
                                              Garrett E. Pierce,
                                              Senior Vice President and
                                              Chief Financial Officer



Accepted as of the date first above written

BEAR, STEARNS & CO., INC.



By: /s/ Rick A. Lacher
    ---------------------------------------
    Rick A. Lacher, Managing Director



LEHMAN BROTHERS INC.



By: /s/ Blake Kim
    ---------------------------------------
    Blake Kim, Vice President



NATIONSBANC MONTGOMERY SECURITIES LLC



By: /s/ Gray Hampton
    ---------------------------------------
    Gray Hampton, Managing Director



SCHRODER & CO. INC.



By: /s/ Ivan L. Lustig
    ---------------------------------------
    Ivan L. Lustig, Managing Director

                                   SCHEDULE I

                                                           NUMBER OF FIRM
NAME OF INITIAL PURCHASER                               SHARES TO BE PURCHASED
-------------------------                               ----------------------
Bear, Stearns & Co. Inc.                                      3,000,000
Lehman Brothers Inc.                                          1,500,000
NationsBanc Montgomery Securities LLC                           900,000
Schroder & Co. Inc.                                             600,000
                                                            --------------
                                    Total                     6,000,000
                                                            ==============